Exhibit 99.(q)

POWER OF ATTORNEY

I, the undersigned, hereby constitute and appoint Alan Goodson, Megan Kennedy, Jennifer Nichols and Lucia Sitar, each of them singly, my true and lawful  attorney  with  full power to them and each of them to sign for me and in my name, in my capacity as Trustee, any and all amendments, including post-effective  amendments,  to  the  Registration  Statement  on Form N-1A of ABERDEEN INVESTMENT FUNDS, and to file the same  with  all  exhibits thereto, and other documents in connection therewith, such filing to be made with the Securities and Exchange Commission, granting unto said attorney, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney may lawfully do or cause to be done by virtue hereof.

WITNESS my hand on the 17th day of Feburary 2017.

Signature	Title

/s/ Antoine Bernheim	Trustee
Antoine Bernheim

/s/ Thomas Gibbons	Trustee
Thomas Gibbons

/s/ Bev Hendry	Trustee
Bev Hendry

/s/ Cynthia Hostetler	Trustee
Cynthia Hostetler

/s/ Robert S. Matthews	Trustee
Robert S. Matthews

/s/ Peter Wolfram	Trustee
Peter Wolfram